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                                                               EXHIBIT NO. 11
                                                               --------------

                                                  COMPUTATION OF EARNINGS PER
                                                  ---------------------------

                                                         COMMON SHARE
                                                         ------------


Basic earnings per share is computed by dividing net income by the weighted average common shares outstanding.

                                                             Three Months Ended                  Nine Months Ended
                                                                September 30,                      September 30,
                                                       ----------------------------         ---------------------------
                                                          1998              1997               1998             1997
                                                       ----------        ----------         ----------       ----------
                                                                (dollars in thousands, except per share data)
BASIC:

Average common shares outstanding                       9,573,398         9,514,256          9,563,346        9,355,392
                                                       ==========        ==========         ==========       ==========
Net Income                                             $    4,935        $    3,777         $   14,025       $   10,617
                                                       ==========        ==========         ==========       ==========
Basic earnings per common share                        $      .52        $      .40         $     1.47       $     1.14
                                                       ==========        ==========         ==========       ==========


   Diluted earnings per share gives effect to the weighted average shares outstanding, average dilutive common share equivalents and shares which would have resulted from conversion of outstanding convertible debentures and to the related reduction in interest expense on an after-tax basis.


                                                             Three Months Ended                  Nine Months Ended
                                                                September 30,                      September 30,
                                                       ----------------------------         ---------------------------
                                                          1998              1997               1998             1997
                                                       ----------        ----------         ----------       ----------
                                                                (dollars in thousands, except per share data)
DILUTED:

Average common shares outstanding                       9,573,398         9,514,256         9,563,346         9,355,392
Average common stock equivalents of warrants and
   options outstanding-based on the
   treasury stock method using market price               299,367           189,710           322,364           169,474
Convertible debenture common stock equivalents                                                                  156,660
                                                       ----------        ----------        ----------        ----------
                                                        9,872,765         9,703,966         9,885,710         9,681,526
                                                       ==========        ==========        ==========        ==========

Net income                                             $    4,935        $    3,777        $   14,025        $   10,617
Plus:    Convertible debenture interest,
         net of federal income tax effect                                                                            35
                                                       ----------        ----------        ----------        ----------
                                                       $    4,935        $    3,777        $   14,025        $   10,652
                                                       ==========        ==========        ==========        ==========
Diluted earnings per common share                      $      .50        $      .39        $     1.42        $     1.10
                                                       ==========        ==========        ==========        ==========
